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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2012, with respect to the financial statements of Project Argyle, a business owned by BP p.l.c. and affiliates, included in this registration statement and related Prospectus of Plains GP Holdings, L.P.

/s/ ERNST & YOUNG LLP
Calgary, Canada
September 25, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS